UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

ALLIANCE ONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8001 Aerial Center Parkway, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 379-4300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Alliance One International, Inc. today announced that its wholly-owned subsidiary, Alliance One Tobacco (Malawi) Limited (“AOI Malawi”) has completed the previously announced sale of its Lilongwe North Factory facility, including one threshing line and other related assets, to Africaleaf Processors Limited. The gross proceeds to AOI Malawi are approximately $14.8 million, of which $9.5 million will be recorded as a gain on sale of assets. AOI Malawi separately made an additional investment to enhance the capacity of its Lilongwe South Factory, reflecting the Company’s continued commitment to and confidence in the Malawi tobacco industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 31, 2008	ALLIANCE ONE INTERNATIONAL, INC.
(Registrant)

	BY:	/s/ Thomas G. Reynolds
	Name:	Thomas G. Reynolds
	Title:	Vice President - Controller
(Chief Accounting Officer)

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